Exhibit 5.1

November 4, 2015

Caladrius Biosciences, Inc.
106 Allen Road, Fourth Floor
Basking Ridge, New Jersey 07920

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
Reference is made to (i) the registration statement on Form S-3 (File No. 333-206175) filed by Caladrius Biosciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 6, 2015 and declared effective by the Commission on August 28, 2015 (the “Registration Statement”) and (ii) the base prospectus, dated August 28, 2015, in the form in which it appears in the Registration Statement at the time the Registration Statement became effective (the “Base Prospectus”).
We have acted as counsel to the Company in connection with the preparation and filing with the Commission, pursuant to Rule 424(b) under the Securities Act, the prospectus supplement, dated November 4, 2015, to the Base Prospectus, to be filed by the Company with the Commission on November 5, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the proposed offering (the “Offering”) of (1) up to an aggregate of $30,000,000 of common stock, par value $0.001 per share (the “Common Stock”) and (2) an additional 842,696 shares of Common Stock (the shares of Common Stock referred to in clauses (1) and (2) are collectively referred to herein as the “Shares”). The Shares are to be sold to Aspire Capital Fund, LLC as described in the Prospectus and pursuant to the terms and conditions of the common stock purchase agreement referred to in the Registration Statement (the “Purchase Agreement”).

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the certificate of good standing regarding the Company obtained from the Secretary of State of the State of Delaware; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

We have also assumed that the Shares will be issued and sold as described in the Registration Statement and the Purchase Agreement.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered to you solely in connection with the issuance and sale of the Shares in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP